UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 21, 2005

Greens Worldwide Incorporated

(Exact name of registrant as specified in its charter)

Arizona	000-25025	86-0718104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

346 Woodland Church Road, Hertford, North Carolina 27944
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	252-264-2064

2111 E. Highland Avenue, Suite 210, Phoenix, AZ 85016
(Former Name or Former Address, If Changed Since Last Report)

Item 1.01 Entry into Agreements for Financing

On September 16, 2005, the Company entered into a Securities Purchase Agreement (“the Agreement”) and related agreements with a group of four private affiliated investors.  The transaction closed on September 21, 2005. Per the terms of the Agreement, the Company will receive financing in the amount of  $2,000,000 in exchange for convertible debentures with an aggregate principal amount of $2,480,000  convertible into shares of the Company’s common stock.  The investors also received 5 year term warrants, exercisable at $.75 per share. The Company has received $1,000,000 and is to receive a further $500,000 upon filing of a Registration Statement with the third and final payment of $500,000 to be received upon issuance of SEC order of effectiveness.  The foregoing is a brief summary of certain of the pertinent terms and conditions contained in the financing documents, but does not purport to be a full and complete description of such terms and conditions.  A registration statement must be filed by the Company and declared effective by the Securities and Exchange Commission in order to complete the transaction.

EXHIBITS

Exhibit Number	Description
10.1	Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2005

Greens Worldwide Incorporated

/s/

R. Thomas Kidd

R. Thomas Kidd

President & CEO

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